UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Picpay Holdings Netherlands B.V.*

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Manuel Bandeira, 291 Block A, 2nd floor São Paulo — SP, Brazil	05317-020
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common shares, each with a nominal value of €0.01	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-292572

Securities to be registered pursuant to Section 12(g) of the Act: None

*	The Registrant intends to convert its legal form under Dutch law from a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and to change its name to “PicS N.V.”

Item 1. Description of Registrant’s Securities to be Registered.

Picpay Holdings Netherlands B.V., or the “Registrant,” intends to convert its legal form under Dutch law from a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and to change its name to “PicS N.V.” prior to the closing of the offering described in the Registration Statement (as defined below). The description of the Class A common shares, each with a nominal value of €0.01 (the “Class A common shares”), of PicS N.V., set forth under the caption “Description of Share Capital” in the prospectus which constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-292572), originally filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2026 (as supplemented or amended from time to time, the “Registration Statement”), is incorporated by reference herein. In addition, the description of the Class A common shares set forth in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Picpay Holdings Netherlands B.V.

By:	/s/ Eduardo Chedid Simões
	Name:	Eduardo Chedid Simões
	Title:	Executive Director and Chief Executive Officer

By:	/s/ Rodrigo Luís Rosa Couto
	Name:	Rodrigo Luís Rosa Couto
	Title:	Chief Financial Officer

Date: January 28, 2026

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